Exhibit 99.1

EPR PROPERTIES PROVIDES COMPANY UPDATE AND ANNOUNCES
EARNINGS CONFERENCE CALL

EPR Properties First Quarter 2020 Earnings Conference Call
Scheduled for May 7, 2020

Kansas City, MO, April 21, 2020 -- EPR Properties (NYSE:EPR) today provided an update on the impact of COVID-19 on its operations and financial condition and announced that it will hold its earnings call for first quarter 2020 on Thursday, May 7, 2020 at 8:30 a.m. EDT.

Customer Update

Since the Company last issued an update on the impact of COVID-19 to its operations on March 24, 2020, the impact of the pandemic has increased significantly with the temporary closing of substantially all of its customers’ operations. As discussed in the prior update, the Company is committed to working with its customers for our long term mutual benefit. Since the prior update, tenants and borrowers have paid approximately 15% of April 2020 contractual base rent and mortgage payments. The Company has agreed to defer the rent and mortgage payments on a month-to-month basis for substantially all of the customers that have not paid rent for the month of April 2020. While deferments for this period delay rent or mortgage payments, these deferments generally do not release tenants from the obligation to pay the deferred amounts in the future.

Several larger tenants of the Company have recently announced additional sources of liquidity including the Company’s largest tenant, American Multi-Cinema, Inc. or “AMC”, representing approximately 18% of the Company’s total revenue for the year ended December 31, 2019. On April 17, 2020, AMC’s parent announced the pricing of a private offering of $500.0 million of first lien notes and has indicated that these additional proceeds would provide it with sufficient liquidity to withstand a global suspension of operations until a partial reopening ahead of Thanksgiving. Despite this increase in short term liquidity, the Company believes it is prudent to begin recognizing revenue for AMC on a cash basis. Accordingly, the Company will record a non-cash write-off of straight-line rent receivable of approximately $12.5 million for the quarter ended March 31, 2020 related to AMC as well as two small tenants where a similar assessment has been made that cash accounting is appropriate.

Liquidity

Below is a liquidity analysis indicating the number of months the Company currently expects that it could cover its Monthly Cash Burn Rate without requiring additional sources of cash, after the Company’s completion of its previously announced $150.0 million share repurchase program and its remaining capital expenditure commitments which extend through 2021, assuming various potential levels of monthly cash revenues and either 100% of the current common share dividend level or no such common share dividends. The “Monthly Cash Burn Rate” includes the Company’s current estimates of average monthly cash for general and administrative expense, interest expense, property operating expense paid directly by the Company, ground leases whether or not paid directly by the Company, losses on the Company’s operating properties, preferred dividends and maintenance capital expenditures.

Liquidity Analysis
(In millions)

Cash balance at March 31, 2020	$1,225
Less:
Authorized share repurchase program	(150)
Remaining investment spending commitments	(81)
Remaining cash available	$994

	Collection % of monthly cash revenues *
	0%	15%	25%	50%	100%
Estimated remaining months of cash, excluding common share dividend; Monthly Cash Burn Rate: $23M	43	65	99	no limit	no limit
Estimated remaining months of cash, including common share dividend; Monthly Cash Burn Rate: $51M	19	23	26	40	no limit

* Estimated monthly cash rent and interest prior to impact of COVID-19 is $52 million (which excludes revenues from properties operated through our taxable REIT subsidiaries).

In addition, the Company may incur additional expenses relating to the current COVID-19 pandemic that are not currently anticipated. The Company does not have any debt maturities until 2022. The foregoing analysis assumes that none of the Company's available cash would be used for the repayment of principal on the Company's indebtedness, either at maturity or upon an acceleration event.

First Quarter 2020 Earnings Call

The Company also announced today that it will release its first quarter 2020 financial results after the market close on Wednesday, May 6, 2020 at approximately 4:00 p.m. EDT. Management will host a conference call to discuss the Company's financial results on Thursday, May 7, 2020 at 8:30 a.m. EDT. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters.

The conference call will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company’s website located at http://investors.eprkc.com/webcasts. To access the call, audio only, dial (866) 587-2930 and when prompted, provide the passcode 6981919.

You may watch a replay of the webcast by visiting the Webcasts page at http://investors.eprkc.com/webcasts.

About EPR Properties

EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have over $6.7 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria and believe our focused approach provides a competitive advantage. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of COVID-19, our capital resources and liquidity, expected dividend payments, expected liquidity and performance of our customers, including AMC, and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue paying dividends at expected levels, or at all, or continue to comply with applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com